As filed with the Securities and Exchange Commission on July 7,
1998.
                                      Registration No. 333-_____
________________________________________________________________
          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C.  20549
       _________________________________________
                        FORM S-8
             REGISTRATION STATEMENT UNDER
              THE SECURITIES ACT OF 1933
       _________________________________________

            COMMERCIAL FEDERAL CORPORATION
------------------------------------------------------
(Exact name of Registrant as Specified in Its Charter)

           Nebraska                              47-0658852
-------------------------------              -------------------
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)              Identification No.)

                      2120 South 72nd Street
                      Omaha, Nebraska 68124
                         (402) 554-9200
          ----------------------------------------
          (Address of Principal Executive Offices)

                Commercial Federal Corporation
        1996 Stock Option and Incentive Plan as Amended
       -------------------------------------------------
                  (Full Title of the Plan)

               Mr. James A. Laphen, President
               Commercial Federal Corporation
                   2120 South 72nd Street
                    Omaha, Nebraska 68124
           ---------------------------------------
           (Name and Address of Agent For Service)

                       (402) 390-5361
 -------------------------------------------------------------
 (Telephone number, including area code, of agent for service)

                         COPIES TO:
                   J. MARK POERIO, ESQUIRE
                  CYNTHIA R. CROSS, ESQUIRE
             HOUSLEY KANTARIAN & BRONSTEIN, P.C.
              1220 19TH STREET, N.W., SUITE 700
                   WASHINGTON, D.C.  20036
                       (202)  822-9611

              CALCULATION OF REGISTRATION FEE

====================================================================================
   Title Of Each                  Proposed Maximum  Proposed Maximum     Amount Of
Class Of Securities  Amount To Be   Offering Price  Aggregate Offering  Registration
  To Be Registered   Registered      Per Share             Price             Fee
------------------------------------------------------------------------------------
Common Stock,
$.01 par value      2,400,000 (1)       (2)               (2)            $22,302
====================================================================================

(1) Maximum number of additional shares issuable under the 1998 Amendment to the Commercial Federal Corporation 1996 Stock Option and Incentive Plan, as such amount may be increased in accordance with said plan in the event of a merger, consolidation, recapitalization, stock dividend, stock split or similar event involving the Registrant.
(2) Under Rule 457(h) the registration fee may be calculated, inter alia, based upon the price at which the options may be exercised. However, no shares being registered hereby are currently under option. Therefore, the shares (2,400,000) which are not presently subject to option are being registered based upon the average of the high and low selling prices of the common stock of the Registrant as reported on the New York Stock Exchange on June 29, 1998 of $31.50 per share ($75,600,000 in the aggregate).

     This new registration statement on Form S-8 registers 2,400,000 shares of common stock of the Registrant as a supplement to the registrant's existing registration statement on Form S-8, Commission File No. 333-20739, which registered 1,050,000 shares of such stock. The number of registered shares was subsequently increased to 1,575,000 shares due to a 3-for-2 stock split effective December 15, 1997. In accordance with General Instruction E to Form S-8, this registration statement incorporates by reference the contents of that registration statement.

                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Omaha, State of Nebraska, on July 6, 1998.

                           COMMERCIAL FEDERAL CORPORATION


                           By: /s/ William A. Fitzgerald
                               -----------------------------
                               William A. Fitzgerald
                               Chairman of the Board
                               and Chief Executive Officer
                               (Duly Authorized Representative)

                      POWER OF ATTORNEY

     We, the undersigned directors and officers of Commercial Federal Corporation, do hereby severally constitute and appoint William A. Fitzgerald and James A. Laphen and each of them singly, our true and lawful attorneys and agents, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said William A. Fitzgerald and/or James A. Laphen may deem necessary or advisable to enable Commercial Federal Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8 relating to the offering of Commercial's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said William A. Fitzgerald and/or James A. Laphen shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signatures                         Title                        Date
  ----------                         -----                        ----
/s/ William A. Fitzgerald        Principal Executive Officer      July 6, 1998
-----------------------------    and Director
William A. Fitzgerald
Chairman of the Board and
Chief Executive Officer

/s/ James A. Laphen              Principal Financial Officer      July 6, 1998
------------------------------
James A. Laphen
President, Chief Operating Officer
and Chief Financial Officer

/s/ Gary L. Matter                Principal Accounting Officer    July 6, 1998
-------------------------------
Gary L. Matter
Senior Vice President, Controller
and Secretary


/s/ Talton K. Anderson            Director                        July 6, 1998
-------------------------------
Talton K. Anderson

/s/ Michael P. Glinsky            Director                        July 6, 1998
-------------------------------
Michael P. Glinsky
/TABLE

  Signatures                         Title                        Date
  ----------                         -----                        ----

/s/ William A. Krause             Director                        July 6, 1998
-------------------------------
William A. Krause

/s/ Robert F. Krohn               Director                        July 6, 1998
-------------------------------
Robert F. Krohn


                                  Director                        ____________
-------------------------------
Carl G. Mammel


/s/ Robert S. Milligan            Director                        July 6, 1998
-------------------------------
Robert S. Milligan


/s/ James P. O'Donnell            Director                        July 6, 1998
-------------------------------
James P. O'Donnell


/s/ Robert D. Taylor              Director                        July 6, 1998
-------------------------------
Robert D. Taylor


/s/ Aldo J. Tesi                  Director                        July 6, 1998
-------------------------------
Aldo J. Tesi

/TABLE

                   INDEX TO EXHIBITS



Exhibit         Description
-------
   5 Opinion of Housley Kantarian & Bronstein, P.C. as to the validity of the Common Stock being registered

  23.1     Consent of Housley Kantarian & Bronstein, P.C.
           (appears in their opinion filed as Exhibit 5)

  23.2     Consent of Deloitte & Touche LLP

  99.1     Commercial Federal Corporation 1996 Stock Option and
           Incentive Plan as Amended

  99.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the Commercial Federal Corporation 1996 Stock Option and Incentive Plan (incorporated by reference to Exhibit 99.2 to the Company's Registration Statement on Form S-8 (File No. 333-20739))

  99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the Commercial Federal Corporation 1996 Stock Option and Incentive Plan (incorporated by reference to Exhibit 99.3 to the Company's Registration Statement on Form S-8 (File No. 333-20739))

  99.4 Form of Agreement to be entered into with Optionees with respect to Stock Appreciation Rights granted under the Commercial Federal Corporation 1996 Stock Option and Incentive Plan (incorporated by reference to Exhibit 99.4 to the Company's Registration Statement on Form S-8 (File No. 333-20739))

  99.5 Notice of Restricted Stock Award (incorporated by reference to Exhibit 99.5 to the Company's
           Registration Statement on Form S-8 (File No.
           333-20739))